Exhibit 99.1

UNION PACIFIC REPORTS RECORD FIRST QUARTER

Diluted Earnings per Share up 39 Percent

FOR IMMEDIATE RELEASE

First Quarter Records

•	Diluted earnings per share of $1.79 improved 39 percent.

•	Operating revenues totaled $5.1 billion, up 14 percent and a best-ever quarterly record.

•	Operating income totaled $1.5 billion, up 33 percent.

•	Operating ratio of 70.5 percent improved 4.2 points.

•	Customer satisfaction index reached 93, up 2 points and a best-ever quarterly record.

Omaha, Neb., April 19, 2012 – Union Pacific Corporation (NYSE: UNP) today reported 2012 first quarter net income of $863 million, or $1.79 per diluted share, compared to $639 million, or $1.29 per diluted share, in the first quarter 2011.

“Union Pacific achieved record financial results across the board this quarter,” said Jack Koraleski, Union Pacific chief executive officer. “We’re clearly realizing the benefits of our diverse franchise, despite current coal challenges. We remain focused on delivering safe, efficient, high-quality service that creates value for our customers and increased financial returns for our shareholders.”

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First Quarter Summary

First quarter business volumes, as measured by total revenue carloads, grew 1 percent versus 2011. Four of Union Pacific’s six business groups - automotive, industrial products, chemicals and intermodal - reported volume growth. Quarterly operating revenue increased 14 percent in the first quarter 2012 to $5.1 billion versus $4.5 billion in the first quarter 2011. In addition:

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Each of Union Pacific’s six business groups reported freight revenue growth in the first quarter, driven by core pricing gains and improved fuel surcharge recovery. Volume growth in four of our six business groups also contributed to revenue growth.

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Union Pacific’s operating ratio of 70.5 percent was a first quarter best, 4.2 points better than the previous first quarter record set in 2011. Pricing gains, volume growth, efficient operations, and improved fuel surcharge recovery contributed to this record performance.

•	Average quarterly diesel fuel prices increased 12 percent to $3.23 per gallon in the first quarter 2012 from $2.88 per gallon in the first quarter 2011.

•	The Customer Satisfaction Index of 93 set a new all-time quarterly record and was two points better than the first quarter 2011.

•	Quarterly train speed, as reported to the Association of American Railroads, was 26.3 mph, increasing 1 percent compared to the first quarter 2011.

•	The Company repurchased 3.9 million shares in the first quarter 2012 at an average share price of $110.64 and an aggregate cost of $433 million.

Summary of First Quarter Freight Revenues

•	Automotive up 26 percent

•	Industrial Products up 25 percent

•	Chemicals up 16 percent

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•	Intermodal up 15 percent

•	Agricultural up 6 percent

•	Energy up 5 percent

2012 Outlook

“With a strong first quarter behind us, we’re focused on the prospects that lie ahead,” said Koraleski. “Although softer coal demand remains a challenge, the benefits of our diverse franchise should support continued opportunities in other markets, driving record financial results for the year. We’re moving forward with our capital investment strategy, investing today to strengthen the network and build capacity that will drive continued improvement in customer service and increased shareholder returns in the future.”

About Union Pacific

It was 150 years ago that Abraham Lincoln signed the Pacific Railway Act of July 1, 1862, creating the original Union Pacific. One of America’s iconic companies, today, Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP), linking 23 states in the western two-thirds of the country by rail and providing freight solutions and logistics expertise to the global supply chain. From 2000 through 2011, Union Pacific spent more than $31 billion on its network and operations, making needed investments in America’s infrastructure and enhancing its ability to provide safe, reliable, fuel-efficient and environmentally responsible freight transportation. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad serves many of the fastest-growing U.S. population centers and emphasizes excellent customer service. Union Pacific operates competitive routes from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways.

Investor contact is Michelle Gerhardt, (402) 544-4227.

Media contact is Donna Kush, (402) 544-3753.

Supplemental financial information is attached.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the statements regarding the Corporation’s expectations with respect to demand for coal; its ability to take advantage of growth opportunities, including opportunities in markets other than coal, and generate financial results, and the effectiveness of its capital investment strategy, including its ability to improve capacity and customer satisfaction and increase returns to shareholders. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2011, which was filed with the SEC on February 3, 2012. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts,	1st Quarter
For the Periods Ended March 31,	2012	2011	%
Operating Revenues
Freight revenues	$4,823	$4,248	14%
Other revenues	289	242	19

Total operating revenues	5,112	4,490	14

Operating Expenses
Compensation and benefits	1,211	1,167	4
Fuel	926	826	12
Purchased services and materials	526	475	11
Depreciation	427	395	8
Equipment and other rents	296	302	(2)
Other	216	188	15

Total operating expenses	3,602	3,353	7

Operating Income	1,510	1,137	33
Other income	16	15	7
Interest expense	(135)	(141)	(4)
Income before income taxes	1,391	1,011	38
Income taxes	(528)	(372)	42

Net Income	$863	$639	35%

Share and Per Share
Earnings per share - basic	$1.81	$1.31	38%
Earnings per share - diluted	$1.79	$1.29	39
Weighted average number of shares - basic	477.8	489.6	(2)
Weighted average number of shares - diluted	481.4	494.1	(3)
Dividends declared per share	$0.60	$0.38	58

Operating Ratio	70.5%	74.7%	(4.2)	pts
Effective Tax Rate	38.0%	36.8%	1.2	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	1st Quarter
For the Periods Ending March 31,	2012	2011	%
Freight Revenues (Millions)
Agricultural	$858	$807	6%
Automotive	430	342	26
Chemicals	768	664	16
Energy	995	952	5
Industrial Products	863	690	25
Intermodal	909	793	15
Total	$4,823	$4,248	14%

Revenue Carloads (Thousands)
Agricultural	234	238	(2)%
Automotive	180	157	15
Chemicals	241	223	8
Energy	495	538	(8)
Industrial Products	290	263	10
Intermodal*	778	770	1
Total	2,218	2,189	1%

Average Revenue per Car
Agricultural	$3,664	$3,386	8%
Automotive	2,390	2,175	10
Chemicals	3,184	2,974	7
Energy	2,010	1,770	14
Industrial Products	2,977	2,628	13
Intermodal*	1,169	1,031	13

Average	$2,175	$1,941	12%

*	Each intermodal container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

Millions, Except Percentages	Mar. 31, 2012	Dec. 31, 2011
Assets
Cash and cash equivalents	$995	$1,217
Other current assets	2,570	2,510
Investments	1,210	1,175
Net properties	40,309	39,934
Other assets	252	260
Total assets	$45,336	$45,096

Liabilities and Common Shareholders’ Equity
Debt due within one year	$769	$209
Other current liabilities	3,133	3,108
Debt due after one year	8,066	8,697
Deferred income taxes	12,505	12,368
Other long-term liabilities	2,108	2,136
Total liabilities	26,581	26,518

Total common shareholders’ equity	18,755	18,578

Total liabilities and common shareholders’ equity	$45,336	$45,096

Debt to Capital	32.0%	32.4%
Adjusted Debt to Capital*	40.1%	40.7%

*	Adjusted Debt to Capital is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance. See page 6 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Year-to-Date
For the Periods Ending March 31,	2012	2011
Operating Activities
Net income	$863	$639
Depreciation	427	395
Deferred income taxes	124	172
Other - net	(10)	88
Cash provided by operating activities	1,404	1,294

Investing Activities
Capital investments	(804)	(602)
Other - net	(26)	(55)
Cash used in investing activities	(830)	(657)

Financing Activities
Common shares repurchased	(433)	(248)
Dividends paid	(289)	(186)
Debt repaid	(72)	(87)
Other - net	(2)	46
Cash used in financing activities	(796)	(475)

Net Change in Cash and Cash Equivalents	(222)	162
Cash and cash equivalents at beginning of year	1,217	1,086

Cash and Cash Equivalents End of Period	$995	$1,248

Free Cash Flow*
Cash provided by operating activities	$1,404	$1,294
Cash used in investing activities	(830)	(657)
Dividends paid	(289)	(186)

Free cash flow	$285	$451

*	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	1st Quarter
For the Periods Ending March 31,	2012	2011	%
Operating/Performance Statistics
Gross ton-miles (GTMs) (millions)	240,484	235,406	2%
Employees (average)	45,642	44,045	4
GTMs (millions) per employee	5.27	5.34	(1)
Customer satisfaction index	93	91	2	pts

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$3.23	$2.88	12%
Fuel consumed in gallons (millions)	279	278	-
Fuel consumption rate*	1.160	1.180	(2)

AAR Reported Performance Measures
Average train speed (miles per hour)	26.3	26.1	1%
Average terminal dwell time (hours)	26.4	26.4	-
Average rail car inventory (thousands)	275.4	268.4	3

Revenue Ton-Miles (Millions)
Agricultural	21,909	22,606	(3)%
Automotive	3,657	3,177	15
Chemicals	16,045	14,568	10
Energy	54,379	58,270	(7)
Industrial Products	17,688	15,105	17
Intermodal	19,029	19,039	-

Total	132,707	132,765	-%

*	Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Debt to Capital*
Millions, Except Percentages	Mar. 31, 2012	Dec. 31, 2011
Debt (a)	$8,835	$8,906
Equity	18,755	18,578

Capital (b)	$27,590	$27,484

Debt to capital (a/b)	32.0%	32.4%

*

Total debt divided by total debt plus equity. Management believes this is an important measure in evaluating our balance sheet strength and is important in managing our credit ratios and financing relationships.

Adjusted Debt to Capital, Reconciliation to GAAP*
Millions, Except Percentages	Mar. 31, 2012	Dec. 31, 2011
Debt	$8,835	$8,906
Net present value of operating leases	3,099	3,224
Unfunded pension and OPEB	623	623

Adjusted debt (a)	$12,557	$12,753

Equity	18,755	18,578

Adjusted capital (b)	$31,312	$31,331

Adjusted debt to capital (a/b)	40.1%	40.7%

*

Total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation divided by total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation plus equity. Operating leases were discounted using 6.1% and 6.2% at March 31, 2012 and December 31, 2011, respectively. The lower discount rate reflects changes to interest rates and our current financing costs. Management believes this is an important measure in evaluating the total amount of leverage in our capital structure including off-balance sheet obligations.